As filed with the Securities and Exchange Commission on March 16, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Payoneer Global Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	(001-40547)	86-1778671
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Payoneer Global Inc. 2021 Omnibus Incentive Plan
Payoneer Global Inc. 2021 Employee Stock Purchase Plan
(Full Title of the Plan)

195 Broadway, 27th Floor

New York, NY, 10007

(212) 600-9272

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Please send copies of all communications to:

Byron Rooney
Adam Kaminsky
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
(212) 450-4000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Payoneer Global Inc. (“Payoneer”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 13,948,172 additional shares of its common stock the (“Shares”) under the Payoneer 2021 Omnibus Incentive Plan (the “Equity Plan”) and 3,487,043 additional Shares under the Payoneer 2021 Employee Stock Purchase Plan (the “ESPP”, and together with the Equity Plan, the “Plans”), pursuant to the provisions of the respective Plans providing for an automatic increase in the number of shares reserved and available for issuance under the Plans, in each case, on January 1, 2026. This Registration Statement hereby incorporates by reference the contents of Payoneer’s registration statements on Form S-8 filed with the Commission on September 9, 2021 (File No. 333-259397), on March 3, 2023 (File No. 333-270258), on February 1, 2024 (File No. 333-276827), and on February 6, 2025 (File No. 333-284740). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

Payoneer hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)	Payoneer’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on February 26, 2026 (the “Annual Report”);

(b)	all other reports filed by Payoneer pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2025 (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on that form that relate to such items); and

(c)	the description of Payoneer’s common stock contained in Exhibit 4.2 to the Annual Report, including any amendments or reports filed for the purpose of updating such description.

All other reports and documents filed by Payoneer pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold shall be deemed incorporated by reference into this Registration Statement and a part of this Registration Statement from the date of filing of these documents, except for documents or information deemed furnished and not filed in accordance with the rules of the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
3.1	Restated Certificate of Incorporation	8-K/A	001-40547	3.1	6/17/2025
3.2	Amended and Restated Bylaws	8-K/A	001-40547	3.2	6/17/2025
5.1	Opinion of Davis Polk & Wardwell LLP					X
23.1	Consent of Independent Registered Public Accounting Firm – Kesselman & Kesselman, a member of PricewaterhouseCoopers International Limited					X
23.2	Consent of Davis Polk & Wardwell, LLP (contained in Exhibit 5.1)					X
24.1	Power of Attorney (contained in the signature page hereto)					X
99.1	Payoneer Global Inc. 2021 Omnibus Incentive Plan	8-K	001-40547	10.7	7/1/2021
99.2	Israeli Sub-Plan to Payoneer Global Inc. 2021 Omnibus Incentive Plan	S-8	333-259397	99.2	9/9/2021
99.3	Payoneer 2021 Employee Stock Purchase Plan	8-K	001-40547	10.6	7/1/2021
107	Calculation of Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 16th day of March, 2026.

Payoneer Global Inc.

By:	/s/ Bea Ordonez
Name: Title:	Bea Ordonez Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John Caplan, Bea Ordonez, and Tsafi Goldman, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Chief Executive Officer, and Director (Principal Executive Officer)
/s/ John Caplan		March 16, 2026
John Caplan

Chief Financial Officer (Principal Financial Officer)
/s/ Bea Ordonez		March 16, 2026
Bea Ordonez

Chief Accounting Officer (Principal Accounting Officer)
/s/ Itai Perry		March 16, 2026
Itai Perry

/s/ Rich Williams	Chair of the Board	March 16, 2026
Rich Williams

/s/ Sharda Caro del Castillo	Director	March 16, 2026
Sharda Caro del Castillo

/s/ Barak Eilam	Director	March 16, 2026
Barak Eilam

/s/ Amir Goldman	Director	March 16, 2026
Amir Goldman

/s/ Christopher (Woody) Marshall	Director	March 16, 2026
Christopher (Woody) Marshall

/s/ Susanna Morgan	Director	March 16, 2026
Susanna Morgan

/s/ Pamela Patsley	Director	March 16, 2026
Pamela Patsley